     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 1998.

                                                  Registration No. 333--------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                  REINSURANCE GROUP OF AMERICA, INCORPORATED
------------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)

            MISSOURI                                     43-1627032
--------------------------------             ---------------------------------
(State or Other Jurisdiction of                       (I.R.S. Employer
Incorporation or Organization)                       Identification No.)

       660 Mason Ridge Center Drive, St. Louis, Missouri            63141
------------------------------------------------------------------------------
          (Address of Principal Executive Offices)               (Zip Code)

          REINSURANCE GROUP OF AMERICA, INCORPORATED FLEXIBLE STOCK PLAN
------------------------------------------------------------------------------
                           (Full Title of the Plan)

        JAMES E. SHERMAN, 700 MARKET STREET, ST. LOUIS, MISSOURI 63101
------------------------------------------------------------------------------
                   (Name and Address of Agent For Service)

                                    (314) 444-0646
------------------------------------------------------------------------------
        (Telephone Number, Including Area Code, of Agent For Service)

                                             CALCULATION OF REGISTRATION FEE
      -------------------------------------------------------------------------------------------------------------------------
                                                                          Proposed
             Title Of Each                                                Maximum             Proposed
              Securities                                Amount            Offering            Maximum             Amount of
                To Be                                    To Be             Price         Aggregate Offering      Registration
              Registered                               Registered        Per Unit <F1>     Price<F1><F2>         Fee<F1><F2>
      -------------------------------------------------------------------------------------------------------------------------
        Common Stock, par value
           $.01 per share                             341,898<F3>         $49.5625          $16,945,320            $4,999
      -------------------------------------------------------------------------------------------------------------------------
        Preferred Stock Purchase Rights               341,898<F3>              <F4>                 <F4>              <F4>
      -------------------------------------------------------------------------------------------------------------------------

<F1>  Calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on
      April 27, 1998. The maximum offering price per unit and maximum aggregate offering price are calculated solely for the purpose of determining the registration fee.

<F2>  A registration fee of $7,574 was paid in connection with the registration of 1,237,500 shares of Common Stock and Preferred Stock Purchase Rights (Registration Statement No. 33-62274) reserved for issuance under the Flexible Stock Plan (as adjusted to give effect to the Registrant's three-for-two stock split effected after the filing of such Registration Statement). This Registration Statement registers an additional 341,898 shares of Common Stock and Preferred Stock Purchase Rights that have become available for issuance under the Flexible Stock Plan since the date of the original Registration Statement.

<F3>  This Registration Statement also covers such additional shares of
      Common Stock and Preferred Stock Purchase Rights as may be issuable pursuant to anti-dilution provisions.

<F4>  Each share of Common Stock issued also represents one Preferred Stock
      Purchase Right. Preferred Stock Purchase Rights cannot trade separately from the underlying Common Stock and, therefore, do not carry a separate price or necessitate an additional registration fee.

         INCORPORATION BY REFERENCE OF PREVIOUS REGISTRATION STATEMENT

      The Registrant registered 1,237,500 shares of Common Stock and related Preferred Stock Purchase Rights, which are issuable under the Reinsurance Group of America, Incorporated Flexible Stock Plan (the "Plan"), on a Registration Statement on Form S-8 (No. 33-62274) filed with the Securities and Exchange Commission on May 6, 1993 (the "Original Registration Statement"). (The number of shares originally registered has been adjusted to give effect to the registrant's three-for-two stock split effected in August 1997). This Registration Statement registers an additional 341,898 shares of Common Stock and Preferred Stock Purchase Rights that have become available for issuance since the date of the Original Registration Statement under Section 3.1 of the Plan, which provides for annual automatic increases in the number of shares available under the Plan.

      Pursuant to General Instruction E to Form S-8, certain portions of the Original Registration Statement are incorporated herein by reference.

                                   PART II
                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents are incorporated by reference in this Registration Statement:

       (a) Annual Report on Form 10-K for the year ended December 31, 1997 filed by the registrant with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "1934 Act").

       (b) The description of the registrant's Common Stock contained in the registrant's Registration Statement on Form 8-A dated April 6, 1993, as amended by Amendment No. 1, filed under the 1934 Act.

       (c) The description of the registrant's Preferred Stock Purchase Rights contained in the registrant's Registration Statement on Form 8-A dated April 6, 1993, as amended by Amendment No. 1, filed under the 1934 Act.

            All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES.

            Incorporated by reference to Item 4 of the Original Registration Statement.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            The legality of the securities registered hereunder is being passed upon by James E. Sherman, General Counsel and Secretary of the registrant, who holds options to purchase 1,266 shares of the registrant's Common Stock, which options were granted pursuant to the Flexible Stock Plan.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Incorporated by reference to Item 6 of the Original Registration Statement.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.     EXHIBITS.

            See Index to Exhibits on page II-4.

ITEM 9.     UNDERTAKINGS.

            Incorporated by reference to Item 9 of the Original Registration Statement.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on April 22, 1998.

                                 REINSURANCE GROUP OF AMERICA, INCORPORATED

                                 By:   /s/ A. Greig Woodring
                                    ------------------------------------------
                                       A. Greig Woodring
                                       President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

           NAME                                  TITLE                                           DATE
  /s/ Richard A. Liddy              Chairman of the Board and Director                       April 22, 1998
-----------------------------
   Richard A. Liddy


  /s/ A. Greig Woodring             President, Chief Executive Officer and Director          April 22, 1998
-----------------------------       (Principal Executive Officer)
   A. Greig Woodring


-----------------------------       Director
   J. Cliff Eason


-----------------------------       Director
   Bernard A. Edison


  /s/ Stuart I. Greenbaum           Director                                                 April 22, 1998
-----------------------------
   Stuart I. Greenbaum


  /s/ William A. Peck               Director                                                 April 22, 1998
-----------------------------
   William A. Peck, M.D.


  /s/ Leonard M. Rubenstein         Director                                                 April 22, 1998
-----------------------------
   Leonard M. Rubenstein


  /s/ Willliam P. Stiritz           Director                                                 April 22, 1998
-----------------------------
   William P. Stiritz


  /s/ Edwin Trusheim                Director                                                 April 22, 1998
-----------------------------
   Edwin Trusheim


  /s/ Jack B. Lay                   Executive Vice President and Chief Financial Officer     April 22, 1998
-----------------------------       (Principal Financial and Accounting Officer)
   Jack B. Lay

                                    INDEX TO EXHIBITS


EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
  3.1          Restated Articles of Incorporation of Reinsurance Group of
               America, Incorporated, incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1 (No. 33-58960) filed
               March 2, 1993

  3.2 Bylaws of RGA, incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1 (No. 33-58960) filed
               March 2, 1993

  3.3          Form of Certificate of Designations for Series A Junior
               Participating Preferred Stock (included as Exhibit A to
               Exhibit 4.2)

  4.1 Specimen Certificate for Common Stock, incorporated by reference to Exhibit 4.1 to Amendment No. 1 to Registration
               Statement on Form S-1 (File No. 33-58960) filed April 14, 1993

  4.2          Rights Agreement dated as of May 4, 1993 between Reinsurance
               Group of America, Incorporated and ChaseMellon Shareholder
               Services, L.L.C., as Rights Agent, incorporated by reference to
               Exhibit 4.2 to Amendment No. 1 to Form 10-Q for the quarter ended March 31, 1997 (No. 1-11848) filed May 21, 1997.

  5.1          Opinion of Legal Counsel

10.22 Reinsurance Group of America, Incorporated Flexible Stock Plan, as amended and restated effective November 1, 1996, incorporated by reference to Exhibit 10.22 to Form 10-K for the Year Ended December 31, 1996 filed March 24, 1997

 23.1          Consent of KPMG Peat Marwick LLP

 23.2          Consent of Legal Counsel (included in Exhibit 5.1)
